                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                       WACHOVIA BANK, NATIONAL ASSOCIATION
               (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

                301 S. COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
                    (Address of Principal Executive Offices)

                                   28288-0630
                                   (Zip Code)

                            FIRST UNION NATIONAL BANK
                             123 SOUTH BROAD STREET
                             PHILADELPHIA, PA 19109
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (215) 670-6300
            (Name, address and telephone number of Agent for Service)

                          JOHN Q. HAMMONS HOTELS, L.P.
                 JOHN Q. HAMMONS HOTELS FINANCE CORPORATION III

               (Exact Name of Obligor as Specified in its Charter)

                                    DELAWARE
                                    MISSOURI
          State or other jurisdiction of Incorporation or Organization)

                                   43-1523951
                                   33-1006528

                      (I.R.S. Employer Identification No.)


                           300 JOHN Q. HAMMONS PARKWAY
                                    SUITE 900
                              SPRINGFIELD, MISSOURI

                    (Address of Principal Executive Offices)

                                      65806
                                   (Zip Code)


                  8 7/8% SERIES B FIRST MORTGAGE NOTES DUE 2012
                         (TITLE OF INDENTURE SECURITIES)

1.   GENERAL INFORMATION.

a)   NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS
SUBJECT:
     Comptroller of the Currency
     United States Department of the Treasury
     Washington, D.C.  20219

     Federal Reserve Bank
     Richmond, Virginia 23219

     Federal Deposit Insurance Corporation
     Washington, D.C.  20429

b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     None.

3.   VOTING SECURITIES OF THE TRUSTEE.

     Not applicable - see answer to Item 13.

4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not applicable - see answer to Item 13.


5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.


     Not applicable - see answer to Item 13.

6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not applicable - see answer to Item 13.


7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

     Not applicable - see answer to Item 13.

8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not applicable - see answer to Item 13.

9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not applicable - see answer to Item 13.


10.  OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING  SECURITIES OF CERTAIN

AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

Not applicable - see answer to Item 13.


11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not applicable - see answer to Item 13.


12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not applicable - see answer to Item 13.


13.  DEFAULTS BY THE OBLIGOR.

     (a) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

     None.

     (b) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      None

14.   AFFILIATIONS WITH THE UNDERWRITERS.

      Not applicable - see answer to Item 13.

15.   FOREIGN TRUSTEE.

      Not applicable - trustee is a national banking association organized under the laws of the United States.

16.   LIST OF EXHIBITS.

--- 1. Copy of Articles of Association of the trustee as now in effect.*


    2. Copy of the Certificate of the Comptroller of the Currency dated March
---    27, 2002, evidencing the authority of the trustee to transact business.*

    3. Copy of the Certification of Fiduciary Powers of the trustee by the
---    Office of the Comptroller of the Currency dated March 27, 2002.*

--- 4. Copy of existing by-laws of the trustee.*

    5. Copy of each indenture referred to in Item 4, if the obligor is in
---    default.
       -Not Applicable.

 X  6. Consent of the trustee required by Section 321(b) of the Act.
---

 X  7. Copy of report of condition of the trustee at the close of business on
--- March 31, 2002, published pursuant to the requirements of its supervising authority.

    8. Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under
---    the Act.
       - Not Applicable

    9. Consent to service of process required of foreign trustees pursuant to
---    Rule 10a-4 under the Act.
       - Not Applicable

------------------------

    *Previously filed with the Securities and Exchange Commission on April 11, 2002 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-86036,





                                      NOTE
         The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and the Commonwealth of Pennsylvania, on the 5th day of June, 2002.



                                             Wachovia Bank, National Association



                                                             By: s/ Alan G. Finn
                                                                 ---------------
                                                                    Alan G. Finn
                                                                  Vice President

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of John Q. Hammons Hotels, L.P./John Q. Hammons Hotels Finance Corporation III, 8 7/8% First Mortgage Notes due 2012, Wachovia Bank, National Association, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                             WACHOVIA BANK, NATIONAL ASSOCIATION



                                                             By: s/ Alan G. Finn
                                                                 ---------------
                                                                    Alan G. Finn
                                                                  Vice President




Philadelphia, Pennsylvania

June 5, 2002

                                                                     EXHIBIT T-7
                               REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Union National Bank, at the close of business on March 31, 2002, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section
161. Charter Number 1 Comptroller of the Currency.

STATEMENT OF RESOURCES AND LIABILITIES

                                    ASSETS
                              Thousand of Dollars
                              -------------------
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin.................     8,227,000
  Interest-bearing balances..........................................     4,256,000
Securities...........................................................     /////////
  Hold-to-maturity securities........................................             0
  Available-for-sale securities......................................    47,671,000
Federal funds sold and securities purchased under agreements              2,911,000
         to resell...................................................     4,439,000
Loans and lease financing receivables:
         Loan and leases held for sale                                    7,102,000
         Loan and leases, net of unearned income.....................   115,198,000
         LESS: Allowance for loan and lease losses...................     2,247,000
         LESS: Allocated transfer risk reserve.......................             0
         Loans and leases, net of unearned income, allowance, and
         reserve.....................................................   112,951,000
Trading Assets                      .................................    18,180,000
Premises and fixed assets (including capitalized leases).............     2,566,000
Other real estate owned..............................................        87,000
Investment in unconsolidated subsidiaries and associated                 //////////
companies............................................................       492,000
Customer's liability to this bank on acceptances outstanding.........       874,000
Intangible assets....................................................
         Goodwill....................................................     2,253,000
Other intangible Assets..............................................       325,000
Other assets.........................................................    14,563,000

                                   TOTAL ASSETS......................   226,897,000

                                 LIABILITIES
Deposits:
         In domestic offices.........................................   130,068,000
           Noninterest-bearing.......................................    20,202,000
           Interest-bearing..........................................   109,866,000
         In foreign offices, Edge and Agreement subsidiaries,
         and IBFs....................................................    10,718,000
           Noninterest-bearing.......................................        28,000
           Interest-bearing..........................................    10,690,000
Federal funds purchased in domestic offices..........................     2,491,000
Securities sold under agreements to repurchase.......................    19,052,000

Trading liabilities..................................................    13,593,000
Other borrowed money:................................................    18,549,000
Bank's liability on acceptances executed and outstanding.............       877,000
Subordinated notes and debentures....................................     5,993,000
Other liabilities....................................................     8,516,000
TOTAL LIABILITIES....................................................   209,857,000
Minority Interest in consolidated subsidiaries.......................       977,000

                                 EQUITY CAPITAL


Perpetual preferred stock and related surplus........................             0
Common Stock.........................................................       455,000
Surplus..............................................................    13,462,000
Retained Earnings....................................................     2,052,000
Accumulated other comprehensive income...............................        94,000
Other Equity Capital components......................................             0
Total equity capital.................................................    16,063,000
Total liabilities and equity capital.................................   226,897,000